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                                                                    EXHIBIT 10.4

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of January 18, 2001 (this "Third Amendment"), is among ROUGE INDUSTRIES, INC., a Delaware corporation ("Holdings"), ROUGE STEEL COMPANY, a Delaware corporation (the "Borrower"), the financial institutions party hereto (collectively with the Agent (defined below), the "Banks") and BANK ONE, MICHIGAN, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

         A. Holdings, the Borrower, the Agent and the Banks are parties to a Credit Agreement dated as of December 16, 1997, as amended by the First Amendment to Credit Agreement dated July 23, 1999, and as further amended by the Second Amendment to Credit Agreement dated as of April 21, 2000 (as amended, and as may be further amended, modified, or restated from time to time, the "Credit Agreement").

         B. Holdings and Borrower have informed Agent and the Banks that (i) increases to its current Revolving Loan Commitments are necessary to meet working capital requirements and (ii) amendments need to be made to the financial covenants so that Borrower is not in default as of December 31, 2000.

         C. On the date of this Third Amendment the outstanding principal amount of the Obligations is $66,500,000.

         D. Holdings and the Borrower desire to amend the Credit Agreement, and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof and in consideration for the liens and security interests granted by Borrower, Holdings, and QS Steel. Without such additional liens and security interests Agent and the Banks would not enter into this Third Amendment.


                                      TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                                    ARTICLE 1
                                    AMENDMENT

                  Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement is amended as follows:




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         1.1 The following definitions either replace existing definitions or are added to Section 1 in the appropriate alphabetical order:

                           "Applicable Margin" means (i) with respect to Base
                  Rate Loans, 1.50% and from and after July 1, 2001, 2.00% and
                  (ii) with respect to LIBOR Loans and the Letter of Credit fees payable under Section 2A.4(b) 3.25%, and from and after July 1, 2001, 3.75% and (iii) with respect to the facility fees, 50 basis points.

                           "Borrowing Base" means the sum of (a) up to 75% of
                  the net amount of Eligible Accounts; (b) up to 50% of the lesser of the cost or market value, or whatever other reasonable valuation is set by Agent, of Eligible Raw Material Inventory, and (c) up to 60% of the lesser of the cost or market value, or whatever other reasonable valuation is set by Agent, of Eligible Steel Products Inventory; provided that the sum of all advances outstanding at any one time against the collateral referred to in subparagraphs (b) and (c) may not exceed $75,000,000. Agent may, at any time and from time to time, in its reasonable discretion, reduce the percentage advance rates against Eligible Accounts, Eligible Raw Material Inventory, Eligible Steel Products Inventory or establish reserves with respect to any of the foregoing

                           "Capital Expenditures" means all expenditures of
                  Holdings and its Subsidiaries on a consolidated basis for any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, including all expenditures under Capitalized Leases, all determined in accordance with GAAP.

                           "Collateral Activity Report" is defined in Section
                  5.1(k).

                           "Eligible Accounts" means each of Borrower's accounts
                  listed on a Collateral Activity Report delivered to Agent that Agent, in its reasonable discretion, determines to be an Eligible Account. Without limiting the generality of the immediately preceding sentence, unless otherwise determined in writing by Agent and the Required Banks, no account will be an Eligible Account unless it meets all of the following minimum requirements:




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                           (a) The account is valued at its face amount and
                  represents a complete, bona fide transaction for Eligible Steel Products Inventory sold, delivered, and accepted by the account debtor (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due or any amounts due or claimed to be due from the cancellation or termination of a contract or agreement) that requires no further act under any circumstances on the part of Borrower or any other person or entity to make such account payable by the account debtor, and the account arises from an arm's-length transaction in the ordinary course of Borrower's business between Borrower and an account debtor that is not an Affiliate of Borrower.

                           (b) The account is not unpaid more than 90 days from
                  the earlier of (A) the date on which the original invoice rendered in connection with such account was issued and (B) the date on which the Eligible Steel Products Inventory was shipped to the account debtor or the services performed.

                           (c) The account is not owing from an account debtor
                  whose accounts are Tainted. "Tainted" means (A) that 35% or more of the total accounts owing from a particular account debtor are 90 days or more old from date of invoice or (B) that 35% or more of the total accounts owing from a particular account debtor are not Eligible Accounts for any reason.

                           (d) The goods the sale of which gave rise to the
                  account were shipped or delivered or provided to the account debtor on an absolute and final sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods have been returned or rejected.

                           (e) The account is not evidenced by chattel paper or
                  an instrument of any kind.

                           (f) The account debtor with respect to the account
                  (A) is not insolvent, (B) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (C) is not, in Agent's reasonable discretion, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of


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                  Borrower or Agent with the account debtor or unsatisfactory reputation of the account debtor).

                           (g) The account debtor is located within the
                  continental United States of America.

                           (h) (A) The account debtor is not the government of
                  the United States of America, or any department, agency or instrumentality thereof, or (B) if the account debtor is an entity mentioned in the preceding clause, the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect Agent's first-priority security interest to Agent's satisfaction.

                           (i) The account is a valid, legally enforceable
                  obligation of the account debtor with respect thereto and is not subject to any dispute, condition, contingency, set-off, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such account debtor, and no fact is known to Borrower that may provide a basis for any of the foregoing in the present or future.

                           (j) The account is subject to a first-priority
                  security interest in Agent's favor, and is not subject to any other lien, claim, encumbrance, or security interest other than as permitted by this Agreement or the other Loan Documents.

                           (k) The account is evidenced by an invoice or other
                  documentation in form reasonably acceptable to Agent and arises from a contract that is reasonably satisfactory in form and substance to Agent.

                           (l) Borrower has observed and complied with (A) all
                  laws of the United States of America (including the Fair Labor Standards Act) and (B) all laws of the state in which the account debtor or the account is located which, if not observed and complied with, would deny to Borrower access to the courts of such state.

                           (m) No representation or warranty contained in this
                  Agreement, in any other Loan Document, or in any Collateral Activity Report with respect to such account is inaccurate or has been breached.


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                           (n) The account is not subject to any provision
                  prohibiting its assignment or requiring notice of or consent to such assignment and is not a bonded account.

                           (o) The account does not represent any manufacturer's
                  or supplier's credits, discounts, incentive plans, or other similar arrangements entitling Borrower to discounts on future purchases.

                           (p) The Eligible Steel Products Inventory giving rise
                  to the account was not, at the time of sale thereof, subject to any lien or encumbrance except in Agent's favor, and is not subject to any other lien, claim, encumbrance, or security interest other than as permitted by this Agreement or the other Loan Documents.

                           (q) Agent has not notified Borrower that the account
                  or the account debtor is otherwise unsatisfactory.

                           (r) The account is payable in freely transferable
                  United States Dollars.

                  In addition to the foregoing requirements, accounts of any account debtor that are otherwise qualified will be reduced to the extent of (1) any accounts payable (including, without limitation, Agent's good faith estimate of any contingent liabilities) by Borrower to such account debtor ("Contras") unless governed by the No Offset Agreement, and (2) that portion of an account representing a retainage or holdback by the account debtor; provided that Agent, in its sole discretion may determine that none of the accounts in respect of such account debtor are Eligible Accounts if Contras represent 25% or more of the amount owing to Borrower from such account debtor.

                           Any account that is at any time an Eligible Account
                  and that subsequently fails to meet any of the requirements set forth above immediately ceases to be an Eligible Account and must be removed from the Borrowing Base immediately.

                           "Eligible Raw Material Inventory" means that portion
                  of Borrower's inventory consisting of raw materials that is listed on a Collateral Activity Report delivered to Agent that Agent, in its reasonable discretion, determines to be Eligible Raw Material Inventory. Without limiting the generality of the immediately preceding sentence, unless otherwise determined in writing by Agent and the Required Banks, no inventory will be Eligible Raw


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                  Material Inventory unless it meets all the following minimum requirements:

                           (a) The inventory has not been shipped, delivered,
                  provided to, purchased or sold by Borrower on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding.

                           (b) The inventory is located on premises listed on
                  Exhibit B-1 to the Third Amendment and no negotiable or non-negotiable warehouse receipt, bill of lading or other document of title that has not previously been delivered to Agent (duly endorsed or naming Agent as consignee, as applicable) has been issued for the inventory.

                           (c) No account has arisen with respect to such
                  inventory.

                           (d) The inventory has not been billed to a customer
                  on a "progress billing" basis.

                           (e) The inventory is valued at the lower of cost or
                  market, on a first-in-first-out basis.

                           (f) The inventory is in Borrower's possession.

                           (g) The inventory is not subject to any royalty,
                  copyright, trademark, tradename, or licensing arrangement, or any law, rule, or regulation that could limit or impair Agent's ability to exercise its rights with respect to such inventory.

                           (h) If the inventory is located on premises not owned
                  by Borrower, the landlord or owner of such premises must have waived its distraint, lien, and similar rights with respect to such inventory and must have agreed in a written agreement reasonably satisfactory to Agent (A) to give Agent notice of any default by Borrower and the option to cure such default,
                  (B) to permit Agent to enter such premises to sell, repossess, or remove the inventory at any time, and (C) to grant Agent such other rights as Agent may reasonably request.

                           (i) The inventory is not packaging, labels, or
                  manuals.

                           (j) The inventory is not inactive or slow moving
                  inventory.


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                           (k) The inventory meets all standards imposed by any
                  governmental or agency, department, or division having regulatory authority over such inventory or its use or sale including, without limitation, standards set forth in the Fair Labor Standards Act.

                           (l) No representation or warranty in this Agreement,
                  any other Loan Document, or any Collateral Activity Report is inaccurate or has been breached with respect to such inventory.

                           (m) The inventory is new, not obsolete, of good and
                  merchantable quality, and is readily salable.

                           (n) The inventory is subject to a first-priority lien
                  and security interest in Agent's favor and, except for Permitted Liens, is not subject to any other lien or encumbrance.

                  Any inventory that is at any time Eligible Raw Material Inventory and that subsequently fails to meet any of the requirements set forth above ceases to be Eligible Raw Material Inventory immediately and must be removed from the Borrowing Base immediately.

                           "Eligible Steel Products Inventory" means that
                  portion of Borrower's inventory consisting of finished steel products located at Borrower's Miller Road premises (or other premises in the continental United States that Agent and the Required Banks agree to in their reasonable discretion) intended by Borrower for sale that is listed on a Collateral Activity Report delivered to Agent that Agent, in its reasonable discretion, determines to be Eligible Steel Products Inventory. Without limiting the generality of the immediately preceding sentence, unless otherwise determined in writing by Agent and the Required Banks, no inventory will be Eligible Steel Products Inventory unless it meets all the following minimum requirements:

                           (a) The inventory has not been shipped, delivered,
                  provided to, purchased or sold by Borrower on a bill and hold, consignment sale, guaranteed sale, or sale or return basis, or any other similar basis or understanding.

                           (b) The inventory is located on premises listed on
                  Exhibit B-1 to the Third Amendment and no negotiable or non-negotiable warehouse receipt, bill of lading or other document of


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                  title that has not previously been delivered to Agent has been issued for the inventory.

                           (c) No account has arisen with respect to such
                  inventory.

                           (d) The inventory has not been billed to a customer
                  on a "progress billing" basis.

                           (e) The inventory is valued at the lower of cost or
                  market, on a first-in-first-out basis.

                           (f) The inventory is in Borrower's possession.

                           (g) The inventory is not subject to any royalty,
                  copyright, trademark, tradename, or licensing arrangement, or any law, rule, or regulation that could limit or impair Agent's ability to exercise its rights with respect to such inventory.

                           (h) If the inventory is located on premises not owned
                  by Borrower, the landlord or owner of such premises must have waived its distraint, lien, and similar rights with respect to such inventory and must have agreed in a written agreement reasonably satisfactory to Agent (A) to give Agent notice of any default by Borrower and the option to cure such default,
                  (B) to permit Agent to enter such premises to sell, repossess, or remove the inventory at any time, and (C) to grant Agent such other rights as Agent may reasonably request.

                           (i) The inventory is not packaging, labels, or
                  manuals.

                           (j) The inventory is not inactive or slow moving
                  inventory.

                           (k) The inventory meets all standards imposed by any
                  governmental or agency, department, or division having regulatory authority over such inventory or its use or sale including, without limitation, standards set forth in the Fair Labor Standards Act.

                           (l) No representation or warranty in this Agreement,
                  any other Loan Document, or any Collateral Activity Report is inaccurate or has been breached with respect to such inventory.

                           (m) The inventory is new, not obsolete, of good and
                  merchantable quality, and is readily salable.


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                           (n) The inventory is subject to a first-priority lien
                  and security interest in Agent's favor and, except for Permitted Liens, is not subject to any other lien or encumbrance.

                  Any inventory that is at any time Eligible Steel Products Inventory and that subsequently fails to meet any of the requirements set forth above ceases to be Eligible Steel Products Inventory immediately and must be removed from the Borrowing Base immediately.

                           "Guaranties" means the Holdings Guaranty and the QS
                  Guaranty.

                           "Guarantors" means collectively Holdings and QS
                  Steel, and "Guarantor" means any of the Guarantors.

                           "Holdings Guaranty" shall mean the Guaranty by
                  Holdings in favor of the Agent for the benefit of the Banks dated December 16, 1997, as amended by the First Amendment to Guaranty attached to the Third Amendment as Exhibit C-1.

                           "Loan Documents" means this Agreement, the Notes, the
                  Letters of Credit, the Security Documents, the Guaranties and any guaranty agreement executed and delivered by a Subsidiary pursuant to Section 6.6(i) hereof, as each may be amended, modified, restated and in effect from time to time.

                           "Loans" means the Revolving Loans.

                           "Lockbox Agreement" means the Treasury Management
                  Services Controlled Lockbox and Collateral Account Service Agreement executed by Borrower and others in the form attached as Exhibit D-1 to the Third Amendment.

                           "Maturity Date" means January 31, 2002.

                           "Modified Dominion of Funds Agreement" means the
                  Modified Dominion of Funds Agreement executed by Borrower in the form attached as Exhibit E-1 to the Third Amendment, which contains among other things, the requirement for Borrower to establish a Collateral Account (as defined in the Lockbox Agreement). Borrower's receipts will be collected in the Collateral Account and provided that (a) Borrower has $20,000,000 or more of availability under both its Borrowing Base and Revolving Loan


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                  Commitments and (b) no Default or Event of Default has
                  occurred, receipts in the Collateral Account will be released to Borrower on a basis reasonably satisfactory to Agent and the lockbox bank. If Borrower is not entitled to the amounts in the Collateral Account then Agent may, at the direction of the Required Banks, apply all amounts received by it from the Collateral Account to the Obligations in the order and manner set forth in the Credit Agreement or as otherwise approved by the Required Banks. Once Borrower is not entitled to amounts in the Collateral Account it is permanently not entitled to receive any amounts in the Collateral Account even if it subsequently meets the conditions in (a) and (b) of this definition of Modified Dominion of Funds Agreement.

                           "No Offset Agreement" means a no offset agreement
                  satisfactory in form and substance to Agent and the Required Banks.

                           "Notes" mean each Revolving Note.

                           "Obligations" means all obligations, liabilities and
                  indebtedness of every nature of any one or more of QS Steel, Holdings and the Borrower from time to time owing to the Agent, the Issuing Bank, any Bank or any L/C Participant arising under or in connection with this Agreement, as amended, or any other Loan Document.

                           "Pledge Agreements" means the Continuing Pledge
                  Agreements executed by Holdings pledging 100% of the stock of Borrower and QS Steel and the Assignment as Security executed by Borrower pledging 100% of its interest in Double Eagle, all in favor of Agent for the benefit of the Bank, in the forms attached as collective Exhibit G-1 to the Third Amendment.

                           "Permitted Liens" means liens permitted under Section
                  6.2, and subordinate liens in favor of Banc One Leasing Corporation, as more particularly described in the Lien Subordination Agreement dated on or about the same date as the Third Amendment.

                           "Prime Rate" means the per annum rate equal to the
                  prime rate of interest announced from time to time by Bank One, Michigan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                           "QS Guaranty" means the Guaranty by QS Steel in favor
                  of the Agent for the benefit of the Banks dated December 16, 1997, as


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                  amended by the First Amendment to Guaranty attached to the
                  Third Amendment as Exhibit H-1.

                           "QS Steel" means QS Steel Inc.

                           "Security Agreements" means the Security Agreement
                  dated July 12, 2000 executed by Borrower in favor of Agent for the Banks and the Security Agreements dated the approximate even date of the Third Amendment and attached to the Third Amendment as Exhibit I-1 and entered into by the Borrower or any Guarantor in favor of the Agent and the Banks, along with all security agreements entered into by Borrower in favor of Agent and the Banks prior to the date of the Third Amendment, all as amended or modified from time to time, and any other agreement executed by the Borrower or any Guarantor granting a liens for the benefit of the Agent and the Banks in form or substance satisfactory to the Agent, as amended or modified from time to time.

                           "Security Documents" means the Lockbox Agreement, the
                  Modified Dominion of Funds Agreement, the Pledge Agreements, the Security Agreements, the Guaranties, and all other agreements and documents delivered pursuant to this Agreement, as amended or otherwise entered into by any Person to secure or guaranty the obligations of the Borrower under this Agreement, as amended.

                           "Solvent" means when used with respect to any Person,
                  that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with or defined in applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition,
                  (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to



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                  an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                           "Third Amendment" means the Third Amendment to this
                  Agreement dated as of January 18, 2001.

                           "Third Amendment Effective Date" means the effective
                  date of the Third Amendment.

                           "Total Commitment" means, at any time, the sum of the
                  Revolving Loan Commitments of all the Banks at such time, which, on the Third Amendment Effective Date is $150,000,000.

         1.2 From and after the date of this Third Amendment, the only Loans which will be available to the Borrower will be Revolving Loans, and any reference to Competitive Bid Loans or Swingline Loans are hereby deleted.

         1.3      Section 2.1(a) is replaced in its entirety as follows:

                           2.1 Revolving Loans. (a) Each Bank severally and not
                  jointly agrees, at any time and from time to time on and after the Third Amendment Effective Date to the Business Day immediately preceding the Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower on the terms described in this Agreement, which Revolving Loans and any Letter of Credit Outstandings shall not exceed in aggregate principal amount at any time outstanding the lesser of (i) the Borrowing Base or (ii) the aggregate Revolving Loan Commitments.

         1.4      Section 2.1(d) is replaced in its entirety as follows:

                           (d) Notwithstanding anything contained herein to the
                  contrary, at no time shall the aggregate principal amount of the sum of (i) Revolving Loans outstanding plus the Letter of Credit Outstandings exceed the lesser of (i) the Borrowing Base or (ii) the Total Commitment then in effect.

         1.5      Section 2.6(a) is restated as follows:

                           Section 2.6 Notes. (a) The Borrower's obligation to
                  pay the principal of, and interest on, each Bank's Revolving Loans shall be evidenced by a promissory note (a "Revolving Note") duly executed and delivered by the Borrower substantially in the form of Exhibit J-1 to the Third Amendment with blanks appropriately completed in conformity herewith. Each Note issued to a Bank


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                  shall (x) be payable to the order of such Bank, (y) be dated the Closing Date, and (z) mature on the Maturity Date.

         1.6 Section 2.8(a) is amended to replace "one month, two-month, three-month or six-month" with "one-month, two-month, or three-month".

         1.7      Section 2.13 is restated as follows:

                           Section 2.13 Mandatory Prepayments. On each date on
                  which the amount of aggregate outstanding Revolving Loans plus the Letter of Credit Outstandings exceeds the lesser of the Total Commitment or Borrowing Base then in effect (including any such date on which the Total Commitment is reduced or terminated pursuant to Section 2.11 after giving effect to such reduction or termination), the Borrower shall immediately prepay the Revolving Loans to the extent of such excess.

         1.8      Section 2.23 is hereby deleted in its entirety.

         1.9 Section 5.1(j) is moved to 5.1(m) and the following sections are added to Section 5.1:

                           (j) Within 15 days after the end of each month, as of
                  the last day of the preceding month, aging and summary reports of Borrower's accounts receivable and payable in such form and detail as Agent may reasonably request.

                           (k) By Tuesday of each week, weekly collateral
                  activity reports (each, a "Collateral Activity Report") as of the last day of the preceding week, on forms supplied by Agent, with Eligible Raw Material Inventory and Eligible Steel Products Inventory amounts updated on a monthly basis.

                           (l) Within 10 Business Days after the end of each
                  month, monthly Sales and EBITDA flash reports as of the close of the preceding month.

         1.10 Section 5.2 is amended to add the following to the end of that section:

                  Borrower and Holdings will be jointly and severally responsible for all reasonable costs of Agent's personnel allocated to such audits, inspections, and monitoring at such rates as Agent establishes from time to time, including time spent preparing for, conducting, and preparing reports with respect to field examinations, travel time, and



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                  all reasonable costs incurred by Agent's personnel with
                  respect to two field examinations annually (including lodging and meals), with the first such field examination taking place no later than February 28, 2001. Notwithstanding anything to the contrary herein, after a Default or an Event of Default, Borrower and Holdings, jointly and severally, must reimburse Agent and each Bank for all reasonable costs incurred in connection with all field examinations conducted by Agent or any Bank within 10 days after receipt of an invoice therefor.

         1.11     Section 6.1(a) is restated as follows:

                  (a) Debt to Capitalization Ratio. Holdings shall not at any time permit the Debt to Total Capitalization Ratio to be greater than .35 to 1.0.

         1.12     Section 6.1(b) is restated as follows:

                  (b) Net Worth. Holdings shall not at any time permit its Net Worth to be less than:

                      (i) From and after December 31, 2000 through March 30, 2001: $345,000,000;
                      (ii) From and after March 31, 2001 through June 29, 2001: $320,000,000;
                      (iii) From and after June 30, 2001 through September 29, 2001: $325,000,000;
                      (iv) From and after September 30, 2001 through December 30, 2001: $309,000,000; and
                      (v)        From and after December 31, 2001: $290,000,000.

         1.13      Section 6.1(c) is restated as follows:

                   (c) Minimum EBITDA. Holdings shall not permit its cumulative EBITDA to be less than the following:

                      (i)        For the three months ended March 31, 2001:
                                 negative $22,500,000;
                      (ii) For the six months ended June 30, 2001: negative $9,000,000;
                      (iii) For the nine months ended September 30, 2001: negative $30,000,000; and
                      (iv) For the 12 months ended December 31, 2001: negative $57,000,000.

         1.14 Section 6.1(d) is amended in its entirety to read as follows:

              "Capital Expenditures. Holdings shall not permit Capital Expenditures to exceed $35,000,000 for the period from January 1, 2001 through the Maturity Date."

         1.15 Section 6.2(i) and (j) are moved to 6.2(j) and (k) and 6.2(i) is added as follows:

              (i) Liens in favor of the Agent and the Banks under the Security Documents and subordinated liens granted to Banc One Leasing Corporation.

         1.16 Section 6.2(j) is amended to change "(h)" to "(i)".

         1.17 Section 6.4(iv) is replaced with the following "(iv) the sale or other disposition of other assets in an aggregate amount from and after December 15, 2000 not to exceed $2,500,000 (based on the fair market value of such assets at the time of such sale or other disposition) during the term of this Agreement and until all obligations are paid in full, provided that the proceeds therefrom are used to immediately pay down the Revolving Loans and".

         1.18 Section 6.5(i)(A) is amended to replace "$8,000,000" with "$2,750,000".

         1.19 Section 6.5 is amended to delete the following at the end thereof:
"and (vi) Holdings may make purchases of its common stock in the open market at the then prevailing market prices at any time prior to April 30, 2001 in an aggregate amount not to exceed $10,000,000".

         1.20 Section 6.6(d) is amended in its entirety as follows:

                   (d) loans and advances in cash to, or the provision of credit in the nature of guarantees for the benefit of, Double Eagle and any New JV only to the extent they have been made prior to December 15, 2000;

         1.21 Section 6.6(h) is amended in its entirety as follows:

                   (h) capital contributions by Holdings to Double Eagle only to the extent they have been made prior to December 15, 2000; and

         1.22 Section 6.6(i) is amended in its entirety as follows:

                   (i) capital contributions from and after December 15, 2000, solely to existing Subsidiaries limited to an aggregate of $5,000,000 in total for all Subsidiaries during the period from December 15, 2000 through the term of this Agreement and until all Obligations are paid in full ("Subsidiary Cap"), and any such further capital contributions may only be made if the Subsidiary Cap is not exceeded and (A) prior to and subsequent to the capital contribution, Borrower has at least $15,000,000 in availability under both the Borrowing Base and Total Commitment, and (B) if such Subsidiary to which such contribution is made executes a guaranty reasonably satisfactory in form and substance to the Agent and the Banks guaranteeing the Obligations to the extent of the total amount of capital contributions to any such Subsidiary, together with a security agreement reasonably satisfactory in form and substance to the Agent and the Banks securing such guaranty with a perfected first priority security interest and lien in all of such Subsidiary's assets and such other documents and opinions of counsel as may be reasonably requested by the Agent or its counsel in connection therewith.

         1.23 Section 7.1(a) is amended to add the following to the end of that section:

              Notwithstanding anything to the contrary in this section, all Mandatory Payments described in Section 2.13 must be paid immediately and no grace periods apply to any such Mandatory Payments.

         1.24 Annex 1 attached hereto is hereby substituted for Annex 1 attached to the Credit Agreement.


                                    ARTICLE 2
                                 REPRESENTATIONS

              Each of Holdings and Borrower represents and warrants to the Agent and the Banks that:

         2.1 The execution, delivery and performance of this Third Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-Laws, or any undertaking to which it is a party or by which it is bound.

         2.2 This Third Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

         2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 4 of the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and Borrower additionally represents and warrants that all of its inventory is located on those locations listed on Exhibit B-1 to this Third

Amendment.

         2.4 Each of Borrower, Holdings, and QS Steel is, and after giving effect to the incurrence of all indebtedness and obligations being incurred in connection herewith and will be and will continue to be, Solvent.


                                    ARTICLE 3
                           CONDITIONS OF EFFECTIVENESS

                  This Third Amendment shall become effective on the date that each of the following has been satisfied to Agent's satisfaction:

         3.1 This Third Amendment shall be signed by Holdings, the Borrower, and the Banks with all exhibits thereto and documents referred to in the Preliminary Closing List being fully executed, including, without limitation, the Security Documents from Borrower, QS Steel, and Holdings which secure all of the Obligations.

         3.2 Holdings, QS Steel, and Borrower shall have delivered a certified board resolution approving the execution, delivery and performance of this Third Amendment.

         3.3 The Agent receives an opinion of Borrower's counsel satisfactory in form and substance to the Agent.

         3.4 Holdings, QS Steel, and the Borrower, jointly and severally, must pay to the Agent upon the execution of this Third Amendment by Holdings, Borrower, the Banks, for the pro rata benefit of the Banks signing this Third Amendment, an amendment fee equal to .25% on the amount of such Bank's Revolving Loan Commitment after giving effect to this Third Amendment. Holdings and Borrower, jointly and severally, must also pay to the Agent the payment required under the letter between the Agent and the Borrower dated the approximate even date herewith for its services. Both fees referred to in the preceding two sentences are fully earned and non-refundable on the date of this Third Amendment.

         3.5 The financing statements to be filed with the Michigan Secretary of State's Office perfecting the Agent's liens and security interests in the collateral set forth in the Security Agreements must have been duly filed.

         3.6 Notwithstanding the foregoing, when this Third Amendment becomes effective the amendments to Sections 6.1(a), 6.1(b), 6.1(c), and 6.1(d) will be treated as effective as of December 31, 2000.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 References in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         4.2 Holdings and Borrower, jointly and severally, agree to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with the transactions contemplated by this Third Amendment, including the reasonable fees of counsel (including, without limitation, the fees of Agent's counsel, Honigman Miller Schwartz and Cohn LLP), consultants and advisers, and the fees, costs and expenses associated with any appraisals conducted by the Agent or its agents. Holdings and Borrower agree to cooperate, and to cause its Subsidiaries to cooperate, in all respects with the Agent's consultants, advisers, appraisers, and their respective agents. In addition, Holdings and Borrower, jointly and severally, agree to pay the reasonable attorney's fees of each Bank incurred in connection with negotiating and documenting this Third Amendment.

         4.3 Each of Holdings and Borrower acknowledge and agree that (i) the Agent and the Banks have fully performed all of their obligations under the Loan Documents and all documents executed in connection with the Loan Documents and
(ii) all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Documents.

         4.4. Each of Holdings and Borrower acknowledge that neither the Banks nor their affiliates will, under any circumstances, be obligated to honor any checks or other items presented to Banks or their affiliates for payment for which there are insufficient available funds in the respective Borrower's account, and Banks or their affiliates may return any such items so presented.

         4.5 Except as expressly amended hereby, each of Holdings and Borrower agree that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         4.6 (a) This Third Amendment constitutes each of Holdings', the Borrower's and the Banks' entire understanding with respect to the subject matter hereof. Modifications or amendments to this Third Amendment must be in writing and comply with Section 9.5 of the Credit Agreement in order to be effective. This Third Amendment is governed by the internal laws of the State of Michigan (without regard to conflicts of law principles). This Third Amendment is binding on each of Holdings and Borrower and their respective successors, assigns, heirs, and personal representatives and inures to Banks' benefit and the benefit of its successors and assigns. If any provision of this Third Amendment conflicts with any applicable statute or law, or is otherwise unenforceable, such offending provision is null and void only to the extent of such conflict or unenforceability, and is deemed separate from and does not invalidate any other provision of this Third Amendment.

                  (b) This Third Amendment is being entered into among competent persons, who are experienced in business and represented by counsel (or who have had the opportunity to be represented by counsel), and has been reviewed by each of Holdings and Borrower and their counsel, if any. Therefore, any ambiguous language in this Third Amendment will not necessarily be construed against any particular party as the drafter of such language.

         4.7 This Third Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties signing this Third Amendment have caused this Third Amendment to be executed and delivered as of the day and year first above written.

                            ROUGE INDUSTRIES, INC.


                            By:  /s/ Gary P. Latendresse
                               -------------------------------------------------
                                     Gary P. Latendresse
                                     Vice Chairman And Chief Financial Officer


                            ROUGE STEEL COMPANY


                            By:  /s/ Gary P. Latendresse
                               -------------------------------------------------
                                     Gary P. Latendresse
                                     Vice Chairman And Chief Financial Officer


                            BANK ONE, MICHIGAN, as Agent, as Issuing
                            Bank and as a Bank


                            By:  /s/ William H. Canney
                               -------------------------------------------------
                                     William H. Canney, Jr.
                                     First Vice President


                            COMERICA BANK


                            By:  /s/ Steven J. McCormack
                               -------------------------------------------------

                               Name: Steven J. McCormack
                                    --------------------------------------------

                                    Title:  Assistant Vice President
                                           -------------------------------------

                            NATIONAL CITY BANK


                            By:  /s/ John R. DeFrancesco
                               -------------------------------------------------

                               Name: John R. DeFrancesco
                                    --------------------------------------------

                                    Title:  Vice President
                                           -------------------------------------

Exhibits:

B-1:              Inventory Locations
C-1:              Holdings First Amendment to Guaranty
D-1:              Lockbox Agreement
E-1:              Modified Dominion of Funds Agreement
G-1:              Pledge Agreements
H-1:              QS Steel First Amendment to Guaranty
I-1:              Security Agreements
J-1:              Form of Promissory Note

                           REAFFIRMATION OF AGREEMENTS


         The undersigned, while not a party to this Third Amendment, is a party to various other guaranties, security agreements, documents, instruments, and agreements with or in favor of Agent, for the benefit of the Banks (each, a "Related Agreement" and collectively, the "Related Agreements"). In order to induce Agent and the Banks to enter into the Third Amendment set forth above, the undersigned (1) acknowledges and agrees that all of its respective Related Agreements remain in full force and effect and are hereby ratified, confirmed, approved and, extend to and cover all of the obligations described in the Third Amendment; (2) consents to all of the terms and conditions of the Third Amendment; (3) if it has executed a guaranty in Lender's favor, it acknowledges and agrees that its guaranty (and the collateral security therefor) extends to and covers all of Borrower's obligations to Agent and the Banks, including those arising under, in connection with, or described in the Third Amendment; (4) it acknowledges and agrees that the fact that Agent has sought this reaffirmation does not create any obligation, right, or expectation that Agent will seek its consent to or reaffirmation with respect to any other or further amendments or modifications to the relationship between it, the Banks and Borrower or any other party; and (5) acknowledges and agrees that the references to it in the Related Agreements (including in its Guaranty) as being a Delaware corporation are amended to read that it is a Michigan corporation.

QS STEEL INC.


By:  /s/ Gary P. Latendresse
   ------------------------------------
     Gary P. Latendresse
     President

                                     ANNEX 1

                           REVOLVING LOAN COMMITMENTS


REVOLVING LOAN COMMITMENTS FOR THE PERIOD FROM AND INCLUDING THE THIRD AMENDMENT EFFECTIVE DATE TO BUT EXCLUDING THE MATURITY DATE:


Name of Bank                             Amount of Revolving Loan Commitment
Bank One, Michigan                       $60,000,000

Comerica Bank                            $45,000,000

National City Bank                       $45,000,000